UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Amendment No. 1

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sheffield Steel Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note:

This Amendment No. 1 to the Schedule 14A filed July 29, 2005 is being filed for the sole purpose of adding Lampe, Conway & Co. LLC to the table under “Security Ownership of Directors, Officers & Certain Beneficial Owners” on page 2 of the proxy statement. No other changes have been made to the proxy statement filed July 29, 2005.

220 North Jefferson Street

Sand Springs, OK 74063

July 29, 2005

Dear Stockholder,

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Sheffield Steel Corporation (the “Company”) to be held at 8:00 a.m., CT, on Wednesday, September 14, 2005, at the Company’s offices at 220 North Jefferson Street, Sand Springs, Oklahoma 74063.

At the Annual Meeting, five persons will be nominated for election to the Board of Directors. The Board of Directors recommends the approval of each of these persons. Such other business will be transacted as may properly come before the Stockholders at the Annual Meeting.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the Annual Meeting.

We hope you will be able to attend the Annual Meeting. However, whether you plan to attend the Annual Meeting or not it is important that your shares are represented. Therefore, you are urged to promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card, whether or not you plan to attend the Annual Meeting in person. This will ensure your proper representation at the Annual Meeting.

Sincerely,

/s/ John Koerber
JOHN KOERBER
Chairman of the Board

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY PROMPTLY.

SHEFFIELD STEEL CORPORATION

220 North Jefferson Street

Sand Springs, OK 74063

(918) 245-1335

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on September 14, 2005

To the Stockholders of Sheffield Steel Corporation:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Sheffield Steel Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, September 14, 2005 at 220 North Jefferson Street, Sand Springs, Oklahoma 74063 at 8:00 a.m. for the following purposes:

1.	To elect five members to the Board of Directors to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of Grant Thornton LLP as independent auditors for the fiscal year ending April 30, 2006.

3.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on August 19, 2005, as the record date (the “Record Date”) for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

All Stockholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. Holders of record of the Common Stock as of the Record Date who do attend the Annual Meeting and wish to vote in person may revoke their proxies.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James E. Dionisio
JAMES E. DIONISIO
Secretary
Sand Springs, Oklahoma
July 29, 2005

Sheffield Steel Corporation

220 North Jefferson Street

Sand Springs, Oklahoma 74063

918-245-1335

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 14, 2005

GENERAL INFORMATION

This Proxy Statement is being furnished to stockholders in connection with the solicitation by the Board of Directors of Sheffield Steel Corporation, a Delaware corporation (the “Company”), of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 220 North Jefferson Street, Sand Springs, Oklahoma 74063, on Wednesday, September 14, 2005, at 8:00 a.m., and any adjournments thereof (the “Meeting”).

We are mailing this Proxy Statement, together with our Annual Report on Form 10-K for the fiscal year ended April 30, 2005 as filed with the Securities and Exchange Commission, on July 29, 2005, except that exhibits are excluded, to all Stockholders entitled to notice of and to vote at the Meeting.

Date, time and place information

The Board of Directors has fixed the close of business on August 19, 2005, as the record date for determining Stockholders who are entitled to vote at the Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock, par value $.01 per share (“Common Stock”), is necessary to constitute a quorum at the Meeting. No approval rights exist for any action proposed to be taken at the Meeting.

As of the close of business on July 1, 2005, the Company had 4,956,819 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

•	FOR the election of the five nominees for director named herein; and

•	FOR the ratification of the selection of Grant Thornton LLP as independent registered public accounting firm.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, including the election of directors. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present and wishes to vote by ballot in person at the Meeting may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by the directors, officers, or employees of the Company. No additional compensation will be paid for such solicitation.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS, & CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to us regarding the beneficial ownership of the Company’s common stock as of April 30, 2005 by:

•	our Chief Executive Officer and the two other executive officers;
•	each Director;
•	all current directors and executive officers as a group; and
•	each person known to us to beneficially own more than 5% of our common stock.

We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of April 30, 2005 through the exercise of an option, conversion feature or similar right. All percentages are based on the shares of common stock outstanding as of April 30, 2005. Except as noted below, each holder has sole voting and investment power with respect to all shares of common stock listed as owned by that holder.

Name of Beneficial Owner	Common Stock Number of Shares	Percentage of Class
Directors and Executive Officers
James P. Nolan (1)	100,000	2.0%
James E. Dionisio (2)	50,000	1.0%
Stephen R. Johnson (3)	50,000	1.0%
John V. Koerber (4)(5) c/o Bennett Management, Inc. 2 Stamford Plaza — Suite 1501 281 Tresser Boulevard Stamford, CT 06901-3259	1,245,882	25.1%
Robert L. Purdum	20,000	*
Peter Blum	—	—
Kevin S. Flannery	—	—
All directors and executive officers as a group (7 Persons)	1,465,882	29.6%
Five Percent Shareholders
Bennett Management, Inc. (5) 2 Stamford Plaza — Suite 1501 281 Tresser Boulevard Stamford, CT 06901-3259	1,245,882	25.1%
Lampe, Conway & Co. LLC 680 Fifth Avenue, Suite 1202 New York, NY 10019-5429	945,681	19.1%
Whitebox Hedged High Yield Partners LP 3033 Excelsior Blvd., Suite 300 Minneapolis, MN 55416	592,078	11.9%
Stanfield Capital Partners LLC 3033 Excelsior Blvd., Suite 300 Minneapolis, MN 55416	497,531	10.0%
Wilfred Aubrey LLC. 29 West 19th Street, 3rd Floor NewYork, NY10011-4202	257,000	5.2%

*	Less than 1%
(1)	Issued as restricted stock.
(2)	Issued as restricted stock.
(3)	Issued as restricted stock.
(4)	Mr. Koerber is Vice President of Bennett Management Corporation (“Bennett Management”), which has voting and/or investment power over these shares. Mr. Koerber disclaims any beneficial ownership in these shares.
(5)	Bennett Management, as investment manager, has voting and/or investment power over these shares held by the following affiliated entities in the amounts indicated: Bennett Offshore Restructuring Fund, Inc. — 383,391 shares; and Bennett Restructuring Fund, L.P. — 862,491 shares.

ELECTION OF DIRECTORS

The Company’s bylaws provide for the Company’s business to be managed by or under the direction of the Board of Directors. Under the Company’s bylaws, the number of directors is fixed from time to time by the stockholders, and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified.

Pursuant to the Company’s By-Laws, the Board of Directors on September 15, 2004 voted to elect Messrs. Koerber, Conway, Flannery, Nolan, and Purdum to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified. On April 15, 2005 Mr. Richard Conway resigned from the Board of Directors and on May 3, 2005 the Board elected Peter Blum to fill Mr. Conway’s unexpired term.

Persons elected at the meeting will hold office until the 2006 Annual Meeting or until their successors are elected. If any of the nominees become unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board of Directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR the nominees listed below.

Required Vote

The election of Directors requires a plurality of the votes properly cast by or on behalf of the stockholders at the Meeting.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed below to serve as our Directors until the next Annual Meeting or until their successors are elected.

The following is certain information about each director and nominee for director:

Name	Age	Position with the Company	Director Since
John V. Koerber	51	Chairman of the Board	2002
James P. Nolan	52	Director, President, and Chief Executive Officer	2002
Peter Blum	54	Director	2005
Kevin S. Flannery	60	Director	2002
Robert L. Purdum	69	Director	2002

John V. Koerber. Mr. Koerber is a Vice President and research analyst of Bennett Management Company. Prior to joining Bennett Management Company in 2001, he worked at the Dreyfus Corporation as a research analyst and portfolio manager for the high yield fixed income funds managed by Dreyfus. Prior to joining Dreyfus in 1996, Mr. Koerber worked at R.D. Smith and Smith Barney Harris Upham & Co. in various analytical and investment banking roles. Mr. Koerber has served on the board of directors of several distressed companies. Mr. Koerber received a B.A. from Yale University and an M.B.A. from Columbia Business School.

James P. Nolan. Mr. Nolan has been our President, Chief Executive Officer and Director since August 2002 and from September 1999 until then was our President and Chief Operating Officer. Prior to Sheffield, he served as Vice President, Operations for Lukens Steel Co., where he worked since 1974 having had a variety of assignments beginning with Technical Assistant-Maintenance. Mr. Nolan received a degree in civil engineering from Lafayette College.

Peter Blum. Mr. Blum is President of Blum Consulting, which specializes in business strategy, organization design, and operational improvement for manufacturing, technology, service and distribution businesses. Before establishing Blum Consulting, Mr. Blum spent over 20 years with Towers Perrin where he was a senior partner responsible for Telesis, the firm’s business and marketing strategy subsidiary and managed the firm’s East Region for strategy and organization services. Prior to his consulting work, Mr. Blum was with Airco (British Oxygen) in technical research and development and new business development. Mr. Blum was educated at Lehigh University where he received BS and MS degrees and at the Wharton School of the University of Pennsylvania where he received an MBA. Mr. Blum is a member of the Board of Directors and Chairman of the Compensation Committee for International Wire Group, Inc.

Kevin S. Flannery. Mr. Flannery has been the President and Chief Executive Officer of Whelan Financial Corporation since 1992. Prior to that, he was Senior Managing Director of Bear Stearns & Company, Incorporated, which he joined in 1975. Mr. Flannery is involved in the reorganization of several distressed companies. He has served as a director of several commodity and manufacturing companies and has extensive audit and compensation committee experience.

Robert L. Purdum. Mr. Purdum is the former Chairman, President and Chief Executive Officer of Armco Inc., which he joined in 1962. He held a variety of positions during his extensive career with Armco, including General Manager—Construction Products Division Group, Vice President-Subsidiaries, President-Midwestern Steel Division and Vice President-Manufacturing and Services Group, which included Building Systems, Construction Products, Canada and Strata Energy. In 1982, he assumed responsibility for Armco’s steel operations as Chief Executive Officer. He was elected President of Armco in 1986 and Chairman and Chief Executive Officer in 1990.

COMMITTEES OF THE BOARD OF DIRECTORS

Determination of Independence

Under NYSE rules, a Director of the Company only qualifies as “independent” if the Board of Directors affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established guidelines to assist it in determining whether a Director has a material relationship with the Company under NYSE rules. Under these guidelines, a Director is not considered to have a material relationship with the Company solely on the grounds that he or she:

•	is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues; or

•	is an executive officer of another company which is indebted to the Company, or to which The Company is indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company for which he or she serves as an executive officer; or

•	is a director of another company that does business with the Company, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of the Company with respect to such other company; or

•	serves as an executive officer of any tax-exempt organization, unless the Company’s charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

In addition, ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board who are independent (as defined above).

The Board has determined that each of Mr. Blum, Mr. Flannery, Mr. Koerber, Mr. Nolan and Mr. Purdum is “independent” under Section 303A.02(b) of the NYSE listing standards because none of them has a material relationship with the Company.

Meeting Attendance

During the fiscal year ended April 30, 2005, the Board of Directors held four meetings and acted from time to time by unanimous written consent. Each director, during the period he was a director, attended at least 75% of the meetings of the Board of Directors. Each member of a committee, during the period he was a committee member, attended at least 75% of the meetings of each committee on which he served.

Audit Committee

The Audit Committee has two members, Mr. Flannery and Mr. Koerber. The Audit Committee reviews the engagement of the Company’s independent accountants and engages them, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope and results of the annual audit. During the fiscal year ended April 30, 2005, the Audit Committee held five meetings. The findings of this committee are reviewed by the Board of Directors. Our Board of Directors has determined Kevin S. Flannery is an independent audit committee financial expert.

Compensation Committee

The Compensation Committee has two members, Mr. Purdum and Mr. Blum. The Compensation Committee reviews the compensation, incentive program, and stock option program for the Company’s officers. During the fiscal year ended April 30, 2005, the Compensation Committee met four times. The findings of this committee are reviewed by the Board of Directors.

Nominating Committee

The Company does not have a standing nominating committee. The Board believes it is appropriate not to have a standing committee because the entire Board fulfills the role of a nominating committee and, along with management, identifies and recommends qualified individuals to serve on the Board and its committees. There is no policy with regard to the consideration of director candidates recommended by stockholders, which the Board views as appropriate because all candidates, whether recommended by Directors, management or stockholders, are evaluated based on the same criteria. These criteria include a candidate’s understanding of finance, operations and other elements relevant to success of a privately-held steel company in the current business and economic environments.

Report of the Audit Committee

The Audit Committee operates pursuant to a resolution adopted by the Board of Directors. The Board of Directors has not adopted a written charter for the Audit Committee. The Committee is responsible for overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. As set forth in the resolution, the Committee acts in an oversight capacity and relies on the work and assurances of both management, which has primary responsibilities for the Company’s financial statements and reports, as well as the independent public accountants who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Committee met five times during the fiscal year ended April 30, 2005.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended April 30, 2005 and discussed these financial statements with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements and the Company’s internal controls over financial reporting, including management’s assessment of internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Grant Thornton LLP the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that in the independent registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also considered whether the independent registered public accounting firm’s provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2005.

Kevin S. Flannery, Chairman
John V. Koerber

EXECUTIVE OFFICERS

Set forth below is certain information, as of April 30, 2005, with respect to the executive officers of the Company.

Name	Age	Position
James P. Nolan	52	President, Chief Executive Officer and Director
James E. Dionisio	54	Vice President, Sales and Marketing
Stephen R. Johnson	53	Vice President and Chief Financial Officer

The following information summarizes the business experience of each executive officer of the Company:

James P. Nolan. Mr. Nolan has been our President, Chief Executive Officer and Director since August 2002, and from September 1999 until August 2002 was our President and Chief Operating Officer. Prior to joining us, Mr. Nolan served as Vice President, Operations for Lukens Steel Co., where he worked from 1974 to 1999. Mr. Nolan received a degree in civil engineering from Lafayette College.

James E. Dionisio. Mr. Dionisio has been our Vice President, Sales and Marketing since September 1999. From 1995 to 1999, he was Vice President, Sales and Marketing for Rocky Mountain Steel (formerly CF&I Steel Corporation). Prior to that, he held various sales and operating positions with CF&I Steel Corporation during his 27-year career.

Stephen R. Johnson. Mr. Johnson has been our Vice President and Chief Financial Officer since February 1996. From 1977 to 1996, Mr. Johnson held various positions with the Company, including Vice President Administration and Treasurer since 1991 and Vice President MIS and Business Planning since 1984.

We have employment agreements with each executive officer, as more fully described below.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Director Compensation

Mr. Blum, Mr. Flannery, and Mr. Purdum receive an annual retainer of $8,750, payable quarterly, and a meeting fee of $1,500 for each meeting of the Board of Directors of committee meeting attended. Mr. Koerber receives an annual retainer of $3,000, payable quarterly, and a meeting fee of $1,500 for each meeting of the Board of Directors of committee meeting attended. Additionally, Directors are paid $750 for each Board conference calls in which they participate. Committee Chairpersons also receive an annual retainer of $5,000 payable quarterly. The Company reimburses ordinary and necessary out-of-pocket expenses incurred by any Director in connection with his or her services.

In August 2004, we also paid Robert Purdum, one of our directors, $88,000, which we owed Mr. Purdum pursuant to the terms of his consulting agreement, and which we had agreed to defer until our receipt of the proceeds from our issuance of 11 3/8% senior secured notes due 2011.

Executive Compensation

The following table sets forth certain compensation information for the Chief Executive Officer and each of our other executive officers whose salary and bonus for the year ended April 30, 2005 exceeded $100,000, which are herein referred to as the Named Executive Officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards Restricted Stock Awards ($)
Name and Principal Position	Year	Salary($)	Bonus ($)
James P. Nolan President and Chief Executive Officer	2005	265,000	326,250		—
	2004	236,500	667	(1)	333	(2)
	2003	218,400	117,500		—

James E. Dionisio Vice President, Sales and Marketing	2005	193,750	218,750		—
	2004	176,100	333	(3)	167	(4)
	2003	176,100	87,500		—

Stephen R. Johnson Vice President and Chief Financial Officer	2005	193,750	218,750		—
	2004	176,100	333	(5)	167	(6)
	2003	176,100	87,500		—

(1)	Consists of 66,667 shares of stock granted on December 3, 2003 as valued on the grant date.
(2)	Consists of 33,333 shares of restricted stock granted on December 3, 2003 as valued on the grant date. As of April 30, 2004, these shares were valued at $0.01 per share. These shares vested on August 14, 2004.
(3)	Consists of 33,334 shares of stock granted on December 3, 2003 as valued on the grant date.
(4)	Consists of 16,667 shares of restricted stock granted on December 3, 2003 as valued on the grant date. As of April 30, 2004, these shares were valued at $0.01 per share. These shares vested on August 14, 2004.
(5)	Consists of 33,334 shares of stock granted on December 3, 2003 as valued on the grant date.
(6)	Consists of 16,667 shares of restricted stock granted on December 3, 2003 as valued on the grant date. As of April 30, 2004, these shares were valued at $0.01 per share. These shares vested on August 14, 2004.

Option Grants and Potential Realizable Values Table

No option grants were made to the Named Executive Officers during fiscal year 2005.

Option Exercises and Year End Values Table

The Named Executive Officers have no options currently outstanding and no options were exercised during fiscal year 2005.

Pension Plan

We maintain a retirement plan that is an Internal Revenue Code qualified defined benefit pension plan. At normal retirement date (age 65 or completion of 30 years of service), a participant is paid a pension equal to the sum of: (a) the product of the participant’s years of plan service from September 1, 1981 through December 31, 1984 and 1.25% of his average monthly compensation (up to $12,500), determined over the participant’s five consecutive highest paid years; and (b) the product of the participant’s years of plan service after January 1, 1985 and 0.9% of his average monthly compensation (up to $12,500).

The normal form of pension is a lifetime annuity with a 50% survivor pension for any surviving spouse. Optional forms of payment are available and are actuarially equivalent to a lifetime annuity without surviving spouse benefits. The pension plan also provides for early retirement benefits on an actuarially reduced basis for participants who reach age 55 with at least 10 years of service. Vested retirement benefits are available for participants who are terminated with at least five years of plan service.

The following table shows the projected annual pension benefits payable at the normal retirement age of 65:

	Annual Benefit Years of Service Shown
	5	10	15	20	25	30	35
Average Annual Base Salary:
175,000	$7,875	$15,750	$23,625	$31,500	$39,375	$47,250	$55,125
200,000	9,000	18,000	27,000	36,000	45,000	54,000	63,000
225,000	9,225	18,450	27,675	36,900	46,125	55,350	64,575
250,000	9,225	18,450	27,675	36,900	46,125	55,350	64,575
275,000	9,225	18,450	27,675	36,900	46,125	55,350	64,575
300,000	9,225	18,450	27,675	36,900	46,125	55,350	64,575

As presented in the table, “Average Annual Base Salary” represents the average annual base salary based on the participant’s five consecutive highest paid years. Years of service for purposes of the pension plan with respect to the Named Executive Officers are as follows: Mr. Nolan — 5 years, Mr. Dionisio — 5 years and Mr. Johnson — 28 years. Annual base salaries of the Named Executive Officers for the last three years are presented under the “Salary” column of the Summary Compensation Table under “—Executive Compensation—Summary Compensation Table.” Benefits payable under the pension plan are not reduced for Social Security. Although the benefits payable under the pension are reduced to the extent of any profit sharing retirement annuity provided by discretionary contributions under the Sheffield Steel Corporation Thrift and Profit Sharing Plan, no such discretionary contributions have been made to that profit sharing plan.

Report of Compensation Committee

The Compensation Committee of the Board provides overall guidance for the Company’s executive compensation policies. The current members of the Compensation Committee are Mr. Purdum (Chairman) and Mr. Blum. Mr. Conway served on the Compensation Committee until he resigned as a Director in April 2005. Mr. Blum joined the Board in May 2005 and was appointed to the Compensation Committee at that time. Each member of the Committee is an independent Director as determined by our Board of Directors, based upon the NYSE listing guidelines. This report relates to the Company’s compensation policy for its executive officers, including the Named Executive Officers, for the year ended April 30, 2005.

The Committee believes that the quality, capabilities and commitment of the Company’s senior management are critical factors affecting the long-term value of the Company. Accordingly, the Company’s executive compensation policy is designed to:

•	attract, motivate and retain the highest quality executive officers,

•	reward those officers for superior performance, and

•	establish an appropriate relationship between executive pay and the creation of long-term stockholder value.

To achieve these goals, the Company’s executive compensation policy supplements annual base compensation with an opportunity to earn bonuses based upon corporate performance and factors related to each individual’s performance.

Corporate performance is measured primarily based upon objective data concerning the Company’s financial performance in light of industry conditions and the Company’s performance compared to the performance of its competitors. The performance of individual executives is evaluated on the basis of both pre-determined performance goals for the Company and factors related to the contributions of each individual. The Committee also may consider other strategic achievements, including improved operating efficiencies and customer and employee satisfaction.

In establishing the total compensation package for each year and in considering appropriate performance measures, the Committee also reviews compensation practices for executives in comparable positions at a peer group of other companies. This peer group may change from year to year depending on changes in the marketplace and the business focus of the Company.

Based on the factors and policy described above, the Compensation Committee determined the total compensation for each of the Named Executive Officers for 2005 as detailed in the Summary Compensation Table. The Committee based its determination primarily on the following:

•	the Company’s financial performance relative to its competitors,

•	the achievement of certain strategic goals established for 2005, and

•	each individual’s contribution to the Company’s overall performance.

COMPENSATION COMMITTEE

Robert L. Purdum, Chairperson

Peter Blum

Executive Employment Agreements

We have entered into employment agreements with each of James P. Nolan, our President and Chief Executive Officer; Stephen R. Johnson, our Vice President and Chief Financial Officer; and James E. Dionisio, our Vice President, Sales and Marketing. The following is a description of the material terms of the agreements.

James P. Nolan. Our employment agreement with Mr. Nolan will expire on July 24, 2006. Under the agreement, we will pay him an annual base salary of $275,000 plus a bonus that could exceed 50% of his base salary based upon the satisfaction of certain performance targets unless we terminate his employment or he resigns. If (1) Mr. Nolan fulfills the terms of his employment agreement or (2) prior to July 24, 2006, we terminate his employment without “cause” or he resigns for “good reason” (each as defined in the agreement), he will be entitled to severance benefits of (a) payment of his base salary and the provision of employee benefits for two years, (b) two years of bonus payments and (c) reimbursement for up to $15,000 of outplacement services.

Under the agreement with Mr. Nolan we paid a $75,000 bonus upon the successful refinancing of our 10% senior notes (which occurred upon completion of the sale of the old notes). Under the agreement, Mr. Nolan is entitled to a $200,000 bonus if there is a change of control, as defined in the agreement, prior to July 24, 2006, and he remains employed (or available for work) for us for 90 days following the change of control. In addition, if his employment terminates at any time on or after that 90th day for any reason other than cause, he will be entitled to the severance benefits described in the last sentence of the immediately preceding paragraph.

Stephen R. Johnson. Our employment agreement with Mr. Johnson will expire on July 24, 2006. Under the agreement, we will pay him an annual base salary of $200,000 plus a bonus that could exceed 50% of his base salary based upon the satisfaction of certain performance targets unless we terminate his employment or he resigns. If, prior to July 24, 2006, we terminate Mr. Johnson’s employment without “cause” or he resigns for “good reason” (each as defined in the agreement), he will be entitled to severance benefits of (a) continued payment of his base salary and bonus and the provision of employee benefits for 12 months following the termination or resignation, as applicable, and (b) a relocation allowance of $15,000. Under the agreement Mr. Johnson is entitled to a $75,000 bonus if there is a change of control, as defined in the agreement, prior to July 24, 2006.

James E. Dionisio. Our employment agreement with Mr. Dionisio will expire on July 24, 2006. Under the agreement, we will pay him an annual base salary of $200,000 plus a bonus that could exceed 50% of his base salary based upon the satisfaction of certain performance targets unless we terminate his employment or he resigns. If, prior to July 24, 2006, we terminate Mr. Dionisio’s employment without “cause” or he resigns for “good reason” (each as defined in the agreement), he will be entitled to severance benefits of (a) continued payment of his base salary and bonus and the provision of employee benefits for 12 months following the termination or resignation, as applicable, and (b) a relocation allowance of $15,000. Under the agreement, Mr. Dionisio is entitled to a $75,000 bonus if there is a change of control, as defined in the agreement, prior to July 24, 2006.

AUDIT COMMITTEE AND OTHER AUDIT MATTERS

Audit and Non-Audit Fees

The following table sets forth fees paid to Grant Thornton LLP for services provided during fiscal year 2005 and 2004:

	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$268,563	$—
Audit Related Fees(2)	46,300	—
Tax Fees(3)	115,550	18,850

TOTAL	$471,843	$18,850

(1)	Represents fees for professional services provided in connection with the audit of annual financial statements and review of quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.
(2)	Represents fees for assurance services related to the audit of the Company’s financial statements and for services in connection with audits of the Company’s benefit plans.
(3)	Represents fees for services provided in connection with tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

The Audit Committee has determined that the provision of audit and non-audit services by Grant Thornton LLP is compatible with maintaining Grant Thornton LLP’s independence. In accordance with its resolution, the Audit Committee approves in advance all audit and non-audit services to be provided by Grant Thornton LLP. During fiscal 2005, all services performed by Grant Thornton LLP were approved by the Audit Committee in accordance with this policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2004, we also paid Robert Purdum, one of our directors, $88,000, which we owed Mr. Purdum pursuant to the terms of his consulting agreement, and which we had agreed to defer until our receipt of the proceeds from our issuance of 11 3/8% senior secured notes due 2011. See “Compensation and Other Information Concerning Directors and Officers Director Compensation.”

PROPOSAL #1

ELECTION OF DIRECTORS

The Company’s bylaws provide for the Company’s business to be managed by or under the direction of the Board of Directors. Under the Company’s bylaws, the number of directors is fixed from time to time by the stockholders, and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified.

Pursuant to the Company’s By-Laws, the Board of Directors on September 15, 2004 voted to elect Messrs. Koerber, Conway, Flannery, Nolan, and Purdum to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified. On April 15, 2005 Mr. Richard Conway resigned from the Board of Directors and on May 3, 2005 the Board elected Peter Blum to fill Mr. Conway’s unexpired term.

Persons elected at the meeting will hold office until the 2006 Annual Meeting or until their successors are elected. If any of the nominees become unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board of Directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR the nominees listed below.

Required Vote

The election of Directors requires a plurality of the votes properly cast by or on behalf of the stockholders at the Meeting.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed below to serve as our Directors until the next Annual Meeting or until their successors are elected.

PROPOSAL #2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected, and the Audit Committee and Board of Directors recommend stockholder ratification of, the firm of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2006. Grant Thornton LLP has no financial interest, direct or indirect, in the Company, and does not have any connection with the Company except in its professional capacity as an independent auditor.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from stockholders.

If stockholders do not ratify Grant Thornton LLP as our independent registered public accounting firm, the Audit Committee will reconsider their selection.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2006. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADDITIONAL INFORMATION

Other Matters

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons voting the proxies.

Stockholder Proposals

To be considered for presentation at the Annual Meeting of Stockholders to be held in 2006, Stockholder proposals must be received, marked for the attention of: Secretary, Sheffield Steel Corporation, P. O. Box 218, Sand Springs, Oklahoma 74063, not earlier than January 1, 2006 and not later than April 30, 2006.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

Annual Report on Form 10-K

A copy of our Form 10-K for the fiscal year ended April 30, 2005, as filed with the SEC, excluding exhibits, will be furnished without charge to any stockholder upon written request. Please write or call us at the following address or phone number: Sheffield Steel Corporation, 220 N. Jefferson St., Sand Springs, OK 74063 (918)245-1335.

By order of the Board of Directors:

/s/ James E. Dionisio
JAMES E. DIONISIO
Secretary

July 29, 2005

SHEFFIELD STEEL CORPORATION

220 NORTH JEFFERSON

SAND SPRINGS, OKLAHOMA 74063

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, SEPTEMBER 14, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen R. Johnson and James E. Dionisio, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them or either of them, to represent and to vote, as designated below and on the reverse hereof, all the shares of common stock of Sheffield Steel Corporation, held of record by the undersigned on August 19, 2005 at the 2005 Annual Meeting of Stockholders to be held on Wednesday, September 14, 2005, at the offices of the company, located at 220 North Jefferson, Sand Springs, Oklahoma 74063 or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HERIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE MADE, THE PROXIES WILL VOTE FOR EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please vote, sign, date and return this proxy card promptly, using the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 IF NO SPECIFIC DIRECTION IS MADE.

Vote on Directors

1. Election of five (5) members to the Board of Directors:

Nominees:

01) John V. Koerber

02) James P. Nolan

03) Peter Blum

04) Kevin S. Flannery

05) Robert L. Purdum

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as noted above

Vote on Proposal

2. Ratification of the selection of Grant Thornton LLP as independent registered public accounting firm for 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date: